UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 2, 2005 (February 28, 2005)

HOME SOLUTIONS OF AMERICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-22388	99-0273889
(Commission File Number)	(IRS Employer Identification No.)

5565 Red Bird Center Drive, Suite 150, Dallas, Texas	75237
(Address of Principal Executive Offices)	(Zip Code)

(214) 623-8446
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On February 28, 2005, Home Solutions of America, Inc., a Delaware corporation (the "Company") entered into a Merger Agreement and Plan of Reorganization with Cornerstone Building and Remodeling, Inc., a Florida corporation ("Cornerstone"), and Anthony Leeber, Jr., the sole shareholder of Cornerstone, whereby Cornerstone would become a wholly-owned subsidiary of the Company by merging with and into Cornerstone Acquisition Corp. ("CAC"), a to-be-formed wholly-owned subsidiary of the Company.  The consideration that Mr. Leeber would receive in such forward triangular merger consists of the following: (i) $4,000,000 cash; (ii) an unsecured promissory note from CAC, guaranteed by the Company, in the original principal amount of $2,000,000, convertible into common stock of the Company at $1.65 per share, with quarterly payments of interest only (7% per annum) for five years, and the principal due in a single installment on March 31, 2010; and (iii) 2,470,588 shares of the Company's common stock, which include certain registration rights.  All of the consideration except $500,000 of cash, which will remain in escrow for four months as security for certain indemnification obligations, will be delivered to Mr. Leeber at closing.  Mr. Leeber would also receive earn-out payments for each of the calendar years 2005, 2006, and 2007 if Cornerstone's EBITDA in any of those calendar years exceeds $2,400,000.  Such earn-out payment would equal 30% of such excess amount, in general, or 50% under certain circumstances, and would be paid in cash or stock, at the Company's option.  The purchase price will be reduced if the actual amounts of EBITDA, working capital, or long-term debt as of the closing date differ from certain expected thresholds.  Also, Mr. Leeber will enter into a three-year employment agreement with Cornerstone, through which he will continue to serve as Cornerstone's president, and Mr. Leeber will be nominated to the Company's Board of Directors upon the closing of this transaction.

The acquisition is expected to close prior to March 31, 2005, subject to the following conditions: (i) the Company must obtain at least $6,500,000 of financing ($4,000,000 for the cash portion of the purchase price and $2,500,000 for working capital to be injected into Cornerstone), on terms satisfactory to the Company; (ii) Cornerstone and the Company must provide each other with satisfactory disclosure schedules; and (iii) certain other customary closing conditions must be satisfied.  Although the Company believes that it has identified a source of financing that would be required to consummate this acquisition, such financing is still pending, and the Company cannot provide any assurances that the conditions set forth in the preceding sentence will be satisfied or that closing of this transaction will occur.

Item 9.01     Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired.

None.

(b)    Pro forma financial information.

None.

(c)    Exhibits.

         None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Solutions of America, Inc.
(Registrant)

By:   /s/ Rick J. O'Brien
             Rick J. O'Brien
             Chief Financial Officer

Dated:  March 2, 2005